SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2004

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

(Formerly FIRST USA BANK, NATIONAL ASSOCIATION)

(Originator of the Issuer)

FIRST USA CREDIT CARD MASTER TRUST

(Issuer of the Collateral Certificate)

BANK ONE ISSUANCE TRUST

(Issuer of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-67076	51-0269396
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

201 North Walnut Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(302) 594-4000

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

On July 1, 2004, Bank One Corporation merged with JPMorgan Chase & Co. with JPMorgan Chase & Co. as the surviving entity. In connection therewith, as of July 1, 2004, PriceWaterhouseCoopers has replaced KPMG LLP (“KPMG”) as the accountants for the BANK ONE ISSUANCE TRUST (the “Trust”).

The reports of KPMG with respect to the Trust for the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its reports with respect to the Trust for the years ended December 31, 2003 and December 31, 2002 and through June 30, 2004, there were no disagreements between the Trust and KPMG on any matter of accounting principles or practices, financial disclosure or scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report for such years.

Exhibits
Exhibit 16.1	Letter from KPMG LLP regarding change of certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK ONE, DELAWARE, NATIONAL ASSOCIATION,
as Originator of the First USA Credit Card Master
Trust and Bank One Issuance Trust and as Co-
Registrant and as Servicer on behalf of the First USA
Credit Card Master Trust and Bank One Issuance
Trust

By:	/s/ David A. Penkrot
Name: David A. Penkrot
Title: Senior Vice President

Date: July 23, 2004